SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 14, 2008

United American Corporation

(Exact name of registrant as specified in its charter)

Florida	000-27621	95-4720231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

218 de la Coulee, Mount St. Hilaire, Montreal, Quebec, Canada	J3H 5Z6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-738-0009

4150 Ste-Catherin St. West, Suite 200, Montreal, Quebec, Canada H3Z 0A1 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 14, 2008, Mr. Benoit Laliberté resigned as our President, Chief Executive Officer, Chief Financial Officer, Director, and Chairman.  There was no known disagreement with Mr. Laliberté on any matter relating to our operations, policies or practices.

Also on March 14, 2008, Mr. Lawry Trevor-Deutsch was appointed by the board of directors and consented to act as our President, Chief Executive Officer, Chief Financial Officer, Chairman, and Director.

Mr. Trevor-Deutsch is the President of Strathmere Associates International, Limited.  Incorporated in 1991 and based in Ottowa, Strathmere specializes in business and economic development, including the development and implementation of business plans.  In the last five years, Mr. Trevor-Deutsch has been a consultant to a number of public and private sector organizations including the World Bank, the Canadian Federal Government, and Bayer, Inc.  He is currently a volunteer board member of the Canadian Screen Training Centre and LEAD Canada (Leadership for Environment and Development).

There is no family relationship between Mr. Trevor-Deutsch and any of our directors or executive officers.

Strathmere Associates International Limited, a company 100% owned by Mr. Trevor-Deutsch, currently holds a convertible debenture from United American Corp. in the amount of US$100,000.  The debenture is convertible at a price of $0.055 per share, is due on October 31, 2008, and bears interest at a rate of 12% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United American Corporation

/s/Lawry Trevor-Deutsch
Lawry Trevor-Deutsch
Chief Executive Officer, Chief Financial Officer, and Director

Date:         March 18, 2008